AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

This Amendment No. 1 (the “Amendment”), made and entered into as of November 4, 2022, is made a part of the Subadvisory Agreement between Columbia Management Investment Advisers, LLC, a Minnesota limited liability company (“Investment Manager”) and Voya Investment Management Co. LLC, a Delaware limited liability company (“Subadviser”), dated October 24, 2018 (the “Agreement”).

WHEREAS, Investment Manager and Subadviser desire to amend the Agreement, including Schedule A.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.	Schedule A. Schedule A to the Agreement shall be, and hereby is, deleted and replaced with the Schedule A attached hereto.

2.	Notices. Section 12 to the Agreement shall be, and hereby is, amended by deleting the addresses for Subadviser and Investment Manager and replacing them with the following:

In the case of Subadviser:

Voya Investment Management Co. LLC

One Orange Way

Windsor, CT 06095

(860) 275-4640 Ph.

(860) 907-8514 Fax

Attention: Eileen Madden, MD, Head of Relationship Management and

Client Service

with a copy to:

Voya Investment Management Co. LLC

5780 Powers Ferry Road NW

Atlanta, GA 30327

Email: VoyaIMLegalNotices@voya.com

Attention: Legal Department

In the case of Investment Manager:

David Weiss

Global Head of Multi-Manager Solutions

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel:      (617) 385-9606

Email: David.Weiss@columbiathreadneedle.com

with a copy to:

Ryan C. Larrenaga

Vice President and Chief Counsel

Ameriprise Financial, Inc.

290 Congress Street

Boston, MA 02210

Tel:      (617) 385-9536

Email: RYAN.C.LARRENAGA@columbiathreadneedle.com

3.

Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. This Amendment may be executed in counterparts, each of which will be deemed an original and all of which together will be deemed to be one and the same agreement. As modified herein, the Agreement is confirmed and remains in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated below as of the day and year first above written.

Columbia Management Investment Advisers, LLC		Voya Investment Management Co. LLC
By:	/s/ David Weiss	By:	/s/ Eileen Madden

	Signature		Signature

Name:	David Weiss	Name:	Eileen Madden

	Printed		Printed

Title:	Assistant Secretary	Title:	MD, Head of Relationship Management and Client Service

AMENDMENT NO. 1

TO THE SUBADVISORY AGREEMENT

SCHEDULE A

[REDACTED]

Date:     November 1, 2022